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                                                                  EXHIBIT (a)(2)

                              LETTER OF TRANSMITTAL
                                TO TENDER OPTIONS
                                 IN EXCHANGE FOR
                              NEW OPTIONS UNDER THE
                           FIREPOND STOCK OPTION PLANS
                                 PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 26, 2001


            THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
                   EASTERN TIME, ON WEDNESDAY, JULY 25, 2001
                       UNLESS FIREPOND EXTENDS THE OFFER.

To:        Firepond, Inc.
           890 Winter Street
           Waltham, Massachusetts 02451
           Attn:  Margot Oertel
           Telephone:  (781) 487-8463
           Facsimile:  (781) 487-8450

           Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 26, 2001 and this Letter of Transmittal, I hereby tender the following options to purchase shares of common stock, par value $.01 per share ("Option Shares"), of Firepond, Inc. (the "Company") outstanding under the Company's stock option plans (to validly tender such options you must complete the following table according to Instructions 3 and 4 attached to this Letter of Transmittal):

                                   EXERCISE PRICE              TOTAL NUMBER OF
                                OF OPTIONS SUBJECT TO   OPTION SHARES SUBJECT TO THE   OPTION PLAN UNDER WHICH OPTION GRANT
        DATE OF OPTION GRANT        OPTION GRANT                   OPTION                            WAS MADE
        --------------------    ---------------------   ----------------------------   ------------------------------------

        -------------------------------------------------------------------------------------------------------------------
        -------------------------------------------------------------------------------------------------------------------
        -------------------------------------------------------------------------------------------------------------------
        -------------------------------------------------------------------------------------------------------------------
        -------------------------------------------------------------------------------------------------------------------

           Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 26, 2001 (the "Offer to Exchange") and in this Letter of Transmittal (this "Letter" and, together with the Offer to Exchange, as they may be amended or supplemented from time to time, the "Offer"), I, the undersigned, hereby tender to the Company the options to purchase the Option Shares specified in the table above (the "Tendered Options") in exchange for new options ("New Options") with a different exercise price and vesting schedule than the Tendered Options. All New Options will be issued under the same stock option plans as the Tendered Options were originally issued under and will be subject to a new stock option agreement(s) between the Company and me which I understand I will be required to execute in connection with the Offer. Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or

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amendment), I hereby sell, assign and transfer to the Company all right, title and interest in and to the Tendered Options.

           I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option plan and option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer, including, the stock option agreements.

           The name of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement(s) representing the Tendered Options. In the appropriate boxes of the table on page 1 of this Letter, I have listed for each Tendered Option the date of grant, the exercise price, the total number of Option Shares subject to the Tendered Option and the stock option plan under which such options was granted.

           I understand and acknowledge that:

           (1) I may tender all, some or none of the options I currently hold pursuant to the Offer, and if I choose to tender an option grant, I must tender, and will be deemed to have tendered, the whole option grant (i.e., I may not tender only a portion of the Option Shares subject to an option).

           (2) The Company will not issue any New Options to purchase fractional shares. Instead, the Company will round down to the nearest whole number (e.g., if a Tendered Option that the Company accepts for exchange entitles me to purchase 150 shares, the Company will issue a New Option that entitles me to purchase 112 shares).

           (3) All Tendered Options properly tendered prior to 12:00 midnight, Eastern Time, on July 25, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn, will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

           (4) Upon the Company's acceptance of the Tendered Options for exchange, this Letter will constitute an amendment to the option agreement or agreements to which the Tendered Options are subject. All New Options will be subject to the terms and conditions of the stock option plan under which they are issued and the terms of a new option agreement between the Company and me, a copy of which I will receive and be required to execute after the New Options are granted.

           (5) The New Options will not be granted until on or about the first business day after the date the Company accepts for exchange and cancels the Tendered Options and will have an exercise price equal to the fair market value of the Company's common stock on the grant date and vest in equal monthly installments over a period of three years, commencing on the one month anniversary of the grant date.

           (6) If any shares subject to the Tendered Options I submit for exchange are vested and exercisable on the date the Company accepts such options for exchange and cancels the Tendered Option, an amount of options subject to the New Options, equal to three-eighths of the vested and exercisable shares subject to Tendered Options, will be vested and exercisable on the date the Company grants the New Options. I will lose five-eighths of the benefits of any vesting under any Tendered Options I exchange. The remainder of the New Options will vest in equal monthly installments over a three-year period.

           (7) I must be an employee or director of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain an employee or director, I will not receive any New


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                      Options or any other consideration for the Tendered
                      Options; provided that, if my service is involuntarily terminated by the Company following the date the Company accepts the Tendered Options, solely for purposes of the offer. I will be treated as if I was an employee or director through the date the New Options are granted.

           (8) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

           (9) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith, but not accepted for exchange, will be returned to me at the address indicated below.

           (10) All option grants that I choose not to tender for exchange or that are not accepted for exchange shall remain outstanding and will retain their current exercise price and vesting schedule.

           (11) The Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer.

           All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

           The Offer is not being made to (nor will Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

           You must complete and sign the following exactly as your name appears on the option agreement(s) evidencing the option grants listed above. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter of Transmittal proper evidence of the authority of such person to act in such capacity. See Instructions 1 and 5.

Signature: _______________________________    Date: ___________________________

Name: ____________________________________    Address: ________________________

Capacity: ________________________________    _________________________________

Tax ID/SSN: ______________________________    Telephone No.: __________________


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                                  INSTRUCTIONS

                         THESE INSTRUCTIONS FORM PART OF
                      THE TERMS AND CONDITIONS OF THE OFFER

           1. Delivery of Letter of Transmittal. The Letter, properly completed and duly executed, and any other documents required by this Letter, must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date.

           THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE COMPANY WILL NOT ACCEPT DELIVERY BY E-MAIL.

           2. Withdrawal of Tendered Options. Tenders of Tendered Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw the Tendered Options at any time until the extended expiration of the Offer. In addition, unless the Company accepts the Tendered Options before 12:00 midnight, Eastern Time, on August 22, 2001, you may withdraw the Tendered Options at any time after 12:00 midnight, Eastern Time, on August 22, 2001. Because the Company is not accepting the partial tender of an individual option grant, you may only withdraw a Tendered Option for all of the Option Shares subject to such Tendered Option. To withdraw Tendered Options, you must deliver a written notice of withdrawal with the required information to the Company while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

           3. Inadequate Space. If the space provided in the table on page 1 of this Letter is inadequate, the information requested should be provided on a separate schedule attached to this Letter.

           4. Tenders. If you intend to tender option grant(s) pursuant the Offer, you must complete the table on page 1 of this Letter by providing the grant date of the Tendered Option, the exercise price of each Tendered Option, the number of Option Shares subject to each Tendered Option and the stock option plan under which each Tendered Option was granted. You may tender some, all or none of your options for exchange. However, if you tender an option grant, you must tender the full option grant. See Section 5 of the Offer to Exchange for a more detailed explanation of these requirements.

           5. Signatures on this Letter of Transmittal. If this Letter is signed by the holder of the Tendered Options, the signature must correspond with the name as written on the face of the option agreements to which the Tendered Options are subject without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit with this Letter proper evidence satisfactory to the Company of the authority of such person so to act.

           6. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to Margot Oertel at the address given on page 1 of this Letter or at (781) 487-8463. The Company will promptly furnish copies at its expense.

           7. Irregularities. All questions as to the number of Option Shares subject to Tendered Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any Tendered Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Tendered Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be


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unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Tendered Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Tendered Options will be deemed to be properly made until all defects and irregularities have been cured or waived to the Company's satisfaction. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

           8. Important Tax Information. You should carefully review Section 13 of the Offer to Exchange, which contains important tax information. THE COMPANY ALSO RECOMMENDS THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO YOU OF TENDERING OPTIONS PURSUANT TO THE OFFER.


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